As filed with the Securities and Exchange Commission on October 2, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sanderson Farms, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Mississippi	64-0615843
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

127 Flynt Road

Laurel, Mississippi 39443

(601) 649-4030

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D. Michael Cockrell

Treasurer, Chief Financial Officer and Chief Legal Officer

127 Flynt Road

Laurel, Mississippi 39443

(601) 649-4030

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Louis Y. Fishman

Maureen Brennan Gershanik

Fishman Haygood, L.L.P.

201 St. Charles Avenue, 46th Floor

New Orleans, Louisiana 70170

(504) 586-5252

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	ProposedMaximum Offering Price Per Security	ProposedMaximum Offering Aggregate Price	Amount of Registration Fee
Common Stock, par value $1.00 per share(1)	(1)	(1)	(1)	(3)(4)
Preferred Stock(1)(2)	(1)(2)	(1)(2)	(1)(2)	(3)(4)

(1)

Omitted pursuant to General Instruction II.E of Form S-3. This registration statement covers an indeterminate amount of common stock and preferred stock of Sanderson Farms, Inc., as may from time to time be issued at indeterminate prices. The securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of securities that may be issued as a result of a stock split, stock dividend, recapitalization or other similar adjustment.

(2)

This registration statement also includes such indeterminate number of shares of common stock as may be issued upon conversion, redemption, exchange, exercise or settlement of the preferred stock being registered. No separate consideration will be received for the common stock issuable upon conversion, redemption, exchange, exercise or settlement of the preferred stock being registered.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee, except as set forth in Note (4).
(4)

In accordance with Rule 415(a)(6) under the Securities Act, this registration statement includes an indeterminate amount of common and preferred stock having a proposed maximum aggregate offering price of $1,000,000,000 that was previously registered but not sold pursuant to Registration Statement No. 333-220760 on Form S-3 filed on October 2, 2017 (the “Prior Registration Statement”). An aggregate filing fee of $48,479 has been paid for the registration of the unsold securities. Under Rule 415(a)(6), the aggregate filing fee previously paid in connection with the unsold securities will continue to be applied to such unsold securities, which are being carried forward to this registration statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. The Registrant is filing this registration statement to replace the Prior Registration Statement which is expiring under Rule 415(a)(5) under the Securities Act. In accordance with Rule 415(a)(6), the Prior Registration Statement will terminate upon the effectiveness of this registration statement.

PROSPECTUS

Common Stock

Preferred Stock

We may offer and sell from time to time shares of common stock and preferred stock. We refer to the common stock and preferred stock collectively as the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.

This prospectus describes the general manner in which we will sell any securities we may offer. We will provide the specific terms of the securities and describe the manner in which we will sell the securities in a supplement to this prospectus when we make an offering. The prospectus supplement may also add to or update the information contained in this prospectus.

We will offer the securities in amounts, at prices and on terms to be determined at the time of the offerings. We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplements will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

We urge you to carefully read this prospectus and any accompanying prospectus supplement or applicable free writing prospectus, together with the documents we incorporate by reference, before you make your investment decision.

Investing in these securities involves certain risks. Please read carefully the section entitled “Risk Factors” beginning on page 1 of this prospectus, as well as the Risk Factors contained in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SAFM.”

Our principal executive offices are located at 127 Flynt Road, Laurel, Mississippi 39443, and our telephone number is (601) 649-4030.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 2, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus we provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any free writing prospectus we provide to you is accurate only as of the respective dates on the front cover of these documents or earlier dates specified herein or therein and that the information incorporated herein or therein by reference is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important that you read and consider all of the information in this prospectus, any accompanying prospectus supplement, and any document incorporated by reference and any free writing prospectus we provide to you in making your investment decision.

When we use the terms “Sanderson Farms,” the “Company,” “we,” “us” or “our” in this prospectus, we mean Sanderson Farms, Inc. and its subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

The Sanderson Farms ® brand name and logo are registered trademarks of Sanderson Farms, Inc. All rights reserved.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

You should carefully read both this prospectus and any applicable prospectus supplement and free writing prospectus, together with the additional information incorporated by reference herein as described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered. For further information regarding us and the securities we may offer, you should read the registration statement and the documents, exhibits and schedules we filed with or incorporated by reference into the registration statement.

This document may only be used where it is legal to sell our securities. Certain jurisdictions may restrict the distribution of this document and the offering of our securities. Persons receiving this document should inform themselves about and observe any such restrictions.

MARKET AND INDUSTRY DATA

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference in this document on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size are based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus and the other information contained or incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference, and other written or oral statements we may make or others may make on our behalf, may include forward-looking statements within the meaning of the “Safe Harbor” provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, the risks described in the “Risk Factors” section of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and the following:

(1) Changes in the market price for the Company’s finished products and feed grains, both of which may fluctuate substantially and exhibit cyclical characteristics typically associated with commodity markets.

(2) Changes in economic and business conditions, monetary and fiscal policies or the amount of growth, stagnation or recession in the global or U.S. economies, any of which may affect the value of inventories, the collectability of accounts receivable or the financial integrity of customers, and the ability of the end user or consumer to afford protein.

(3) Changes in the political or economic climate, trade policies, laws and regulations or the domestic poultry industry of countries to which the Company or other companies in the poultry industry ship product, and other changes that might limit the Company’s or the industry’s access to foreign markets.

(4) Changes in laws, regulations, and other activities in government agencies and similar organizations applicable to the Company and the poultry industry and changes in laws, regulations and other activities in government agencies and similar organizations related to food safety.

(5) Various inventory risks due to changes in market conditions, including, but not limited to, the risk that net realizable values of live and processed poultry inventories might be lower than the cost of such inventories, requiring a downward adjustment to record the value of such inventories at the lower of cost or net realizable value as required by generally accepted accounting principles.

(6) Changes in and effects of competition, which is significant in all markets in which the Company competes, and the effectiveness of marketing and advertising programs. The Company competes with regional and national firms, some of which have greater financial and marketing resources than the Company.

(7) Changes in accounting policies and practices adopted voluntarily by the Company or required to be adopted by accounting principles generally accepted in the United States.

(8) Disease outbreaks affecting the production, performance and/or marketability of the Company’s poultry products, or the contamination of its products.

(9) Changes in the availability and cost of labor and growers.

(10) The loss of any of the Company’s major customers.

(11) Inclement weather that could hurt Company flocks or otherwise adversely affect the Company’s operations, or changes in global weather patterns that could affect the supply and price of feed grains.

(12) Failure to respond to changing consumer preferences and negative or competitive media campaigns.

(13) Failure to successfully and efficiently start up and run a new plant or integrate any business the Company might acquire.

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(14) Unfavorable results from currently pending litigation and proceedings, or litigation and proceedings that could arise in the future.

(15) Changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above, and could include: high absentee rates that have prevented and may continue to prevent us from running some of our facilities at full capacity, or could in the future cause facility closures; an inability of our contract growers to manage their flocks; supply chain disruptions for feed grains; further changes in customer orders due to shifting consumer patterns; disruptions in logistics and the distribution chain for our products; liquidity challenges; and a continued or worsening decline in global commercial activity, among other unfavorable conditions.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of Sanderson Farms. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this prospectus, the words “believes,” “estimates,” “plans,” “expects,” “should,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Examples of forward-looking statements include management’s beliefs about future earnings, production levels, capital expenditures, grain prices, supply and demand factors and other industry conditions.

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RISK FACTORS

Your investment in our securities involves risks. You should carefully consider the risks and other information we include or incorporate by reference in this prospectus, including the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in our subsequently filed Quarterly Reports on Form 10-Q. You should also consider other information and risk factors contained in any applicable prospectus supplement or free writing prospectus, and risks described in any document or SEC report that we incorporate by reference in this prospectus, before deciding whether an investment in our securities is appropriate for you.

If any of the risks described in this prospectus, any prospectus supplement or free writing prospectus, or documents incorporated by reference actually occur, our business, financial condition and results of operations could be materially and adversely affected.

THE COMPANY

We are a fully, vertically-integrated poultry processing company engaged in the production, processing, marketing and distribution of fresh and frozen chicken products. In addition, we are also engaged in the processing, marketing and distribution of processed and minimally prepared chicken. We conduct virtually all of our business through our subsidiaries.

Our principal executive offices are located at 127 Flynt Road, Laurel, Mississippi 39443 and our telephone number at that address is (601) 649-4030. We maintain a website at www.sandersonfarms.com. Information contained in or accessed through our website does not constitute a part of this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include the repayment or refinancing of indebtedness, working capital, capital expenditures, investments and acquisitions. We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains a summary of the securities that we may sell. These summaries are not meant to be a complete description of each security. The description in this section and in any prospectus supplement is qualified by reference to our articles of incorporation (including our certificate of designations) and by-laws. Copies of our articles of incorporation (including our certificate of designations) and by-laws are available from us upon request. These documents have also been filed with the SEC. Please read the section of this prospectus entitled “Where You Can Find More Information.”

Some of the matters discussed below may have anti-takeover effects, such as:

•	the Mississippi Shareholder Protection Act,

•	the authority of our board of directors to issue preferred stock, and

•	the provisions of our articles of incorporation and by-laws relating to:

•	supermajority voting requirements,

•	advance notification of nominations for director and stockholder proposals,

•	the classification of our board, and

•	special meetings of stockholders.

These provisions may discourage or prevent other persons from offering to acquire us, even on terms that might be favorable to our stockholders.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, of which 500,000 shares are designated as Series A Junior Participating Preferred Stock, par value $100 per share (the “Series A Preferred Stock”).

Common Stock

The holders of outstanding shares of our common stock are entitled to one vote per share with respect to all matters that are required by law to be submitted to stockholders. There are no cumulative voting rights. Each holder of common stock is entitled to share in dividends declared by our board of directors in proportion to the number of shares the stockholder owns, subject to any preferred dividend rights of future holders of our preferred stock. Dividends on the common stock are non-cumulative.

If our company is voluntarily or involuntarily liquidated or dissolved, the holders of all shares of our common stock will share equally in assets available for distribution to holders of common stock, but only after all of our prior obligations are paid, including liquidation preferences granted to any future holders of preferred stock. Shares of our common stock are fully paid and non-assessable once they are issued and paid for.

The holders of our common stock have no preemptive, redemption or conversion rights, nor do they have any preferential right to purchase or subscribe for any unauthorized but unissued capital stock or any securities convertible into our common stock.

The transfer agent and registrar for our common stock is Computershare Investor Services.

Preferred Stock

Our articles of incorporation authorize our board of directors, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock. 500,000 shares of preferred stock have been designated as Series A Preferred Stock. We currently have no Series A Preferred Stock or any other preferred stock outstanding.

Undesignated Preferred Stock. Our board of directors is entitled to fix the preferences, limitations and relative rights of our 4,500,000 authorized shares of undesignated preferred stock. The board has the right to determine preference with respect to dividends on any undesignated preferred stock. The board may determine whether the undesignated shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, the amount payable to preferred stockholders in the event of voluntary or involuntary liquidation of our company, sinking fund provisions for the redemption or purchase of shares, and any terms and conditions on which shares may be converted.

Series A Preferred Stock. We have designated 500,000 shares of preferred stock as Series A Preferred Stock. The Series A Preferred Stock ranks prior to the common stock as to dividend rights and liquidation preferences. The Series A Preferred Stock votes together with the common stock on all matters submitted to a vote of the stockholders, and each share of Series A Preferred Stock is entitled to one hundred votes per share. The Series A Preferred Stock ranks junior to all series of any other class of preferred stock.

General. The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. The issuance of shares of preferred stock may discourage third party bids for our common stock or may otherwise adversely affect the market price of the common stock.

Our board of directors is permitted to issue series of preferred stock with features that would deter a hostile takeover of our company. This could adversely affect the holders of our common stock. Our articles of incorporation attempt to preserve this potential deterrent effect by providing that any amendment reducing the number of authorized shares of common stock or preferred stock, or modifying the terms or conditions fixed by the board of directors with respect to any series of preferred stock, would require the favorable vote of at least 75% of the total common stock outstanding. However, this special voting requirement would not apply when:

•	at least two-thirds of the board recommends the amendment, and

•	no person or entity, other than certain members of the Sanderson family, together with persons related to that person or entity, beneficially owns more than:

•	20% of the outstanding shares of common stock, or

•	20% or more of the total voting power entitled to vote on the amendment.

Certain Charter, By-Law and Statutory Provisions

Classified Board of Directors. Our articles of incorporation divide the members of our board of directors into three classes, which are designated Class A, Class B and Class C. The members of each class serve for a three-year term. The terms are staggered, so that each year the term of only one of the classes expires. Staggering directors’ terms makes it more difficult for a potential acquirer to seize control of us through a proxy contest, even if the acquirer controls a majority of our stock, because only one-third of the directors stands for election in any one year.

Limitation of Liability and Indemnification of Directors and Officers. Our articles of incorporation provide that our directors and officers will not be liable to us or our stockholders for money damages for any action, or any failure to take any action, except for:

•	the amount of a financial benefit received by a director to which he is not entitled,

•	an intentional infliction of harm on us or our stockholders,

•	liability for unlawful distributions of our assets or unlawful redemptions or repurchases of our stock, or

•	an intentional violation of criminal law.

The by-laws provide that we must indemnify our directors and officers for actions against them as our directors and officers to the fullest extent permitted by law, except for actions we bring against them directly.

Special Meetings of Stockholders. Our chairman, any vice chairman, the president or the board of directors must call a special meeting whenever one is requested or demanded by a stockholder holding 10% or more of all the shares entitled to vote on any issue that the stockholder proposes for consideration at the special meeting. The articles of incorporation authorize the board to increase this percentage in its discretion.

Stockholder Voting Requirements. Our by-laws provide that in general, action on a matter (other than the election of directors) by the stockholders is approved if more votes are cast in favor of the action than votes cast against the action at a meeting at which a quorum is present. Our stockholders may act by a written consent instead of a meeting of stockholders, but only if the written consent is signed by all of our stockholders having voting power on the proposed action. The effect of this is to eliminate stockholder action by written consent, because it would be impractical to obtain the consent of every stockholder. Directors are elected at the annual meeting of stockholders at which their terms expire or at any special meeting of stockholders called for the purpose of electing directors if they receive the affirmative vote of a majority of the shares entitled to vote and represented at the meeting, if a quorum is present.

Our articles of incorporation require the affirmative vote of two-thirds of the outstanding shares of our common stock in order to:

•	amend certain provisions of the articles of incorporation (unless, in some circumstances, the amendment has been recommended by two-thirds of the board);

•	approve a merger, share exchange, consolidation, sale of all or substantially all of our assets or a similar transaction; and

•	remove a director.

Advance Notice Requirements for Director Nominations and Stockholder Proposals. Our by-laws provide that our stockholders may nominate candidates for election as directors and may propose matters to be voted on at annual or special meetings of stockholders. The stockholder making a nomination or proposal must deliver a timely notice to us and comply with specified notice procedures contained in our by-laws. Generally, the by-laws require that stockholders give notice of nominations or proposals not earlier than 120 days or later than 90 days before the anniversary of the last annual meeting (or in the case of a special meeting, not earlier than 120 days or later than 90 days before the date of the special meeting).

Amendment of Bylaws. Our board of directors may amend or repeal the by-laws or adopt new by-laws by a majority vote. If any person, other than members of the Sanderson family, owns 20% or more of the outstanding stock or 20% or more of the total voting power entitled to vote on the matter, then changes to the by-laws concerning the following matters require the vote of two-thirds of the directors then in office:

•	classes of directors,

•	the filling of director vacancies,

•	removal of directors,

•	super majority voting requirements,

•	cumulative voting, and

•	classes of stock including preferences, limitations and relative rights.

Stockholders may amend or repeal by-laws or adopt new by-laws by a majority vote.

Mississippi Shareholder Protection Act. We amended our articles of incorporation to incorporate substantially all of the provisions of the Mississippi Shareholder Protection Act as it existed on April 21, 1989. Under the articles of incorporation, we may not enter into any business combination with a 20% stockholder other than certain members of the Sanderson family unless:

•	holders of two-thirds of the shares not owned by the 20% stockholder approve the combination;

•	two-thirds of the directors who would continue in office after the transaction approve the combination; or

•	the aggregate amount of the offer meets certain fair price criteria.

The articles of incorporation provide that only in very limited circumstances will amendments to these provisions apply to business combinations with stockholders who were 20% stockholders at the time the amendments were adopted or approved.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale or any other method permitted pursuant to applicable law.

At the time that we make any particular offering of securities, we will distribute a prospectus supplement setting forth the terms of the offering, including the aggregate number and type of securities being offered, the purchase price of the securities, the public offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the net proceeds to us from the sale of the securities.

Distribution Through Underwriters

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time.

Distribution Through Dealers

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Distribution Through Agents

We may also sell the securities on a continuous basis through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent and the terms of any underwriting or distribution agreement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

Delayed Delivery Arrangements

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. Any applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions, Hedging and Pledging

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

Other Sales

In addition, we may from time to time sell securities pursuant to available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

Market Making, Stabilizing and Other Transactions

In connection with an underwritten offering of the securities, underwriters may engage in over-allotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

General Information

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. The following documents that we have filed with the SEC pursuant to the Exchange Act are incorporated herein by reference.

•

Our Annual Report on Form  10-K for the fiscal year ended October 31, 2019, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2020 Annual Meeting of Stockholders, filed with the SEC on January 10, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ending January 31, 2020, April 30, 2020 and July 31, 2020;

•

Our Current Reports on Form 8-K and 8-K/A filed on December  26, 2019, February  18, 2020, February 18, 2020 and March  24, 2020 (excluding any information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 of any such Current Report on Form 8-K or 8-K/A); and

•

The description of our capital stock included in amendment number 3 to our registration statement on Form  8-A, filed with the SEC on March 29, 2010, including any further amendment to that form or report that we may file in the future for the purpose of updating the description of our capital stock.

The reports contain important information about us, our financial condition, and our results of operations.

All future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we specifically incorporate the information by reference into a filing under the Securities Act or the Exchange Act), before termination of each offering under this prospectus shall be deemed to be incorporated by reference in this prospectus by reference and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of the document.

The information contained in this prospectus, or in any document we file in the future that is automatically incorporated by reference into this prospectus, could modify or update the information contained in documents that we have specifically incorporated by reference into this prospectus. If that happens, only the modified or updated information will be considered a part of this prospectus.

Documents incorporated by reference are available from the SEC as described above or from us without charge. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Chief Financial Officer

Sanderson Farms, Inc.

P.O. Box 988

Laurel, Mississippi 39441

Telephone: (601) 649-4030

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by our corporate counsel, Brunini, Grantham, Grower & Hewes, PLLC, Jackson, Mississippi. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for any underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Sanderson Farms, Inc. appearing in Sanderson Farms, Inc.’s Annual Report (Form 10-K) for the year ended October 31, 2019 (including the schedule appearing therein), and the effectiveness of Sanderson Farms, Inc.’s internal control over financial reporting as of October 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Part II

Information not required in prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be borne by the Registrant in connection with the offerings described in this Registration Statement.

SEC Registration Fee	$	*
Printing Expenses	$	**
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Miscellaneous	$	**

Total	$	**

*	Deferred in reliance on Rule 456(b) and Rule 457(r). An aggregate fee of $48,479 was previously paid in connection with the securities registered under Registration No. 333-199220.
**	These fees are calculated based on the number of issuances and amount of securities and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Article FOURTEENTH of the registrant’s Articles of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for money damages for any action, or any failure to take any action, as a director, except for: (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm to the registrant or the stockholders; (c) a violation of Section 79-4-8.33 of the Mississippi Code of 1972, as amended, more commonly referred to as Section 8.33 of the Mississippi Business Corporation Act, as presently in effect or as amended thereafter, pertaining to liability for unlawful distributions; or (d) an intentional violation of criminal law. If Mississippi law is amended to authorize corporations to take corporate law action further limiting or eliminating the personal liability of directors, then the liability of each director of the registrant shall be limited or eliminated to the full extent permitted by Mississippi law as so amended from time to time. Neither the amendment nor repeal of Article FOURTEENTH, nor the adoption of any provision of the Articles of Incorporation inconsistent with it eliminates or reduces its effect in respect of any matter occurring, or any cause of action, suit or claim that, but for Article FOURTEENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Reference is also made to Section 79-4-8.50 through and including Section 79-4-8.59 of the Mississippi Business Corporation Act which, taken together, authorize and set forth the extent to which a Mississippi business corporation shall and may indemnify and advance expenses to its directors and officers.

Article FIFTEENTH of the registrant’s Articles of Incorporation provides that the registrant may indemnify its officers and directors for liability to any person for any action taken, or any failure to take any action, as a director or officer, as the case may be, except liability for (a) receipt of a financial benefit to which he is not entitled; (b) an intentional infliction of harm to the registrant or its shareholders; (c) a violation of Section 8.33 of the Mississippi Business Corporation Act, as amended, pertaining to liability for unlawful distributions; or (d) an intentional violation of criminal law. Article VI of the registrant’s By-Laws provides for mandatory indemnification of the registrant’s directors and officers, and those of its employees (if any) who are appointed by its President to serve on the registrant’s Executive Committee, or are appointed by such Committee to be Division Managers, to the fullest extent that directors and officers are permitted to be indemnified by law, except in an action brought directly by the registrant against such a person. The right to indemnification applies to acts or omissions occurring prior to or after the adoption of the new by-law, continues as to a person who ceases to be a director, officer or employee, and applies to the person’s heirs. Article VI may be amended or repealed at any time by the Board of Directors with or without approval by the stockholders, but no such action will affect the right to indemnification for acts or omissions which occurred prior to such amendment or repeal.

The registrant maintains insurance the general effect of which is to provide: (a) coverage for the registrant with respect to amounts which it is required or permitted to pay to officers or directors under the indemnification provisions set forth in the Mississippi Business Corporation Act and Article VI of the registrant’s By-Laws and (b) coverage of the officers and directors of the registrant for liabilities (including certain liabilities under the federal securities laws) incurred by such persons in their capacities as officers or directors for which they are not indemnified by the registrant.

Item 16. Exhibits

See the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated in this Item 16 by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant relies on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

3.1	Restated Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended on July 31, 2015.)

3.2	Bylaws of the Registrant, amended and restated as of October 24, 2017. (Incorporated by reference to Exhibit 3 filed with the Registrant’s Current Report on Form 8-K on October 24, 2017.)

4.8**	Form of Preferred Stock Certificate.

4.9**	Form of Certificate of Designations.

5.1*	Opinion of Brunini, Grantham, Grower & Hewes, PLLC, as to the legality of the securities being registered hereby.

23.1*	Consent of Brunini, Grantham, Grower & Hewes, PLLC (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included in the signature pages of this registration statement).

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laurel, Mississippi on October 2, 2020.

SANDERSON FARMS, INC.

By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints D. Michael Cockrell, Lampkin Butts and Tim Rigney, and each of them individually and without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended and all other documents in connection therewith and to file the same, with exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joe F. Sanderson, Jr. Joe F. Sanderson, Jr.	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	October 2, 2020

/s/ Lampkin Butts Lampkin Butts	President and Director	October 2, 2020

/s/ D. Michael Cockrell D. Michael Cockrell	Treasurer, Chief Financial Officer (Principal Financial Officer), Chief Legal Officer and Director	October 2, 2020

/s/ Tim Rigney Tim Rigney	Secretary and Chief Accounting Officer (Principal Accounting Officer)	October 2, 2020

/s/ John H. Baker, III John H. Baker, III	Director	October 2, 2020

/s/ Fred Banks, Jr. Fred Banks, Jr.	Director	October 2, 2020

/s/ David Barksdale David Barksdale	Director	October 2, 2020

/s/ John Bierbusse John Bierbusse	Director	October 2, 2020

/s/ Toni Cooley Toni Cooley	Director	October 2, 2020

/s/ Beverly Wade Hogan Beverly Wade Hogan	Director	October 2, 2020

/s/ Edith Kelly-Green Edith Kelly-Green	Director	October 2, 2020

/s/ Phil K. Livingston Phil K. Livingston	Director	October 2, 2020

/s/ Suzanne T. Mestayer Suzanne T. Mestayer	Director	October 2, 2020

/s/ Sonia Pérez Sonia Pérez	Director	October 2, 2020

/s/ Gail Jones Pittman Gail Jones Pittman	Director	October 2, 2020